UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  July 29, 2003
                                (Date of earliest
                                 event reported)

       Commission File           Name of Registrant; State of Incorporation; Address of        IRS Employer
       Number                    Principal Executive Offices; and Telephone Number             Identification Number
       ---------------------     ----------------------------------------------------------    ------------------------
       1-16169                   EXELON CORPORATION                                            23-2990190
                                 (a Pennsylvania corporation)
                                 10 South Dearborn Street - 37th Floor
                                 P.O. Box 805379
                                 Chicago, Illinois 60680-5379
                                 (312) 394-7398

       333-85496                 EXELON GENERATION COMPANY, LLC                                23-3064219
                                 (a Pennsylvania limited liability company)
                                 300 Exelon Way
                                 Kennett Square, Pennsylvania 19348
                                 (610) 765-6900



Item 5. Other Events.

As previously disclosed, Exelon Boston Generating, LLC (EBG), an indirect subsidiary of Exelon Corporation (Exelon) and Exelon Generation Company, LLC (Generation), has approximately $1.1 billion of debt outstanding under a $1.25 billion credit facility (EBG Facility). The EBG Facility was entered into primarily to finance the construction of the Mystic 8 and 9 and Fore River generating units. The EBG Facility requires that all of the projects achieve "Project Completion," as defined in the EBG Facility (Project Completion), by June 12, 2003. On June 11, 2003, EBG negotiated an extension of the Project Completion date to July 11, 2003. On July 3, 2003, the lenders under the EBG Facility and EBG executed a letter agreement as a result of which the lenders are precluded during the period July 11, 2003 through August 29, 2003 from exercising any remedies resulting from the failure of all of the projects to achieve Project Completion. At that time, EBG stated that it would continue to monitor the projects, assess all of its options relating to the projects, and continue discussions with the lenders. Mystic 8 and 9 are in commercial operation, although construction has not progressed to the point of Project Completion. Construction of Fore River is substantially complete and the unit is currently undergoing testing. EBG does not anticipate that the projects will achieve Project Completion by August 29, 2003. The EBG Facility is non-recourse to Exelon and Generation and an event of default under the EBG Facility does not constitute an event of default under any other debt instruments of Exelon or its subsidiaries.

As a result of Exelon's continuing evaluation of the projects and discussions with the lenders over the past few weeks, Exelon has commenced the process of an orderly transition out of the ownership of EBG and the projects. The transition will take place in a manner that complies with applicable regulatory requirements. For a period of time, Exelon expects to continue to provide administrative and operational services to EBG in its operation of the projects. Exelon informed the lenders of Exelon's decision to exit and that it will not provide additional funding to the projects beyond its existing contractual obligations. Exelon cannot predict the timing of the transition.

Exelon expects Generation will incur an impairment of its EBG related assets, which, in aggregate, could reach approximately $550 million after income taxes.

This  combined  Form 8-K is being  filed  separately  by Exelon  and  Generation
(Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants' 2002 Annual Report on Form 10-K - ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Business

Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants' 2002 Annual Report on Form 10-K - ITEM
8. Financial Statements and Supplementary Data: Exelon - Note 19, ComEd - Note 16, PECO - Note 18 and Generation - Note 13 and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            EXELON CORPORATION
                                            EXELON GENERATION COMPANY, LLC



                                            /S/  Robert S. Shapard
                                            ----------------------------
                                            Robert S. Shapard
                                            Executive Vice President and
                                            Chief Financial Officer
                                            Exelon Corporation


July 29, 2003